                                                     AUTOMATIC
                                    YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                              EFFECTIVE March 1, 2003

                                    PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                    (hereinafter referred to as "THE COMPANY")

                                               213 Washington Street
                                           Newark, New Jersey 07102-2992

                                                        And

                                             SCOTTISH RE (U.S.), INC.
                                   (hereinafter referred to as "THE REINSURER")

                                            15800 John J. Delaney Drive
                                                Charlotte, NC 28277

ATTACHMENTS:

SCHEDULE A - REINSURANCE COVERAGE

SCHEDULE B - AUTOMATIC REINSURANCE PREMIUMS

SCHEDULE C - REPORTING INFORMATION

SCHEDULE D - MONTHLY BILLING AND ACCOUNTING SUMMARY

SCHEDULE E - CARRIER FACT SHEET

                                          AUTOMATIC YEARLY RENEWABLE TERM
                                               REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely  between THE REINSURER and THE COMPANY,  a life  insurance  company  domiciled in the State of New Jersey.  There is no third party  beneficiary to this Agreement.  Reinsurance  under this
         Agreement  will not create any right or legal  relationship  between THE  REINSURER  and any other person, for example, any insured,  policyowner,  agent, beneficiary,  or assignee. THE COMPANY agrees that it will not make THE  REINSURER  a party to any  litigation  between  any such third  party and THE  COMPANY.  THE
         COMPANY  will not use or  disclose  THE  REINSURER's  name with  regard  to THE  COMPANY's  agreements  or transactions  with these third parties  unless THE REINSURER  gives prior written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The  terms of this  Agreement  are  binding  upon the  parties,  their  representatives,  successors,  and assigns.  The parties to this Agreement are bound by ongoing and continuing  obligations  and  liabilities until the later of (1) when this Agreement  terminates and (2) when the underlying  policies are no longer in force.  This Agreement shall not be bifurcated, partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will be effective as of 12:01 A.M., March 1, 2003. It will cover policies effective on and after April 30, 2000.

3.       SCOPE OF THE AGREEMENT

         The text of this  Agreement and all Exhibits,  Schedules and  Amendments  are  considered to be the entire agreement  between  the  parties.  There are no other  understandings  or  agreements  between the parties regarding  the  policies  reinsured  other than as  expressed  in this  Agreement.  The  parties  may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will continue to accept new reinsurance during the 90-day period.

         In addition,  this  Agreement may be terminated  immediately  for the  acceptance  of new  reinsurance  by either party if one of the parties materially breaches this Agreement or becomes insolvent.

         Existing  reinsurance  will not be affected  by the  termination  of this  Agreement  with  respect to new reinsurance.  Existing  reinsurance  will  remain  in  force  until  the  termination  or  expiry  of  the underlying  policies  on  which  the  reinsurance  is  based  as  long  as THE  COMPANY  continues  to pay reinsurance  premiums as described in Section 11.  However,  existing  reinsurance  may be  terminated  in accordance with the recapture provision described in Section 19.

5.       BASIS OF REINSURANCE

         Reinsurance  under this  Agreement  will be on the Yearly  Renewable Term basis for the net amount at risk on the portion of each policy that is reinsured as  described  in Schedule A,  provided  that the issuance of the insurance by THE COMPANY  constitutes  the  transaction of business in a jurisdiction  in which THE
         COMPANY is properly licensed, subject to the following requirements:

6.       AUTOMATIC REINSURANCE TERMS

         THE REINSURER  agrees to  automatically  accept  contractual  risks on the life  insurance  plans shown in
         Schedule A, subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic reinsurance applies only to insurance applications  underwritten by
              THE  COMPANY  according  to  THE  COMPANY's  conventional  underwriting  and  issue  practices.  Upon request,  THE COMPANY shall provide THE REINSURER with a copy of its current  underwriting  and issue practices and guidelines.

              In  the  event  of  significant  changes  in  underwriting  practices  in  the  industry,  it  may be appropriate  for  THE  COMPANY  or THE  REINSURER  to  request  of the  other  party  changes  in the underwriting  requirements.  The party  requesting the change must provide a 120-day  advance written notice to the other party  before the  effective  date of such  change.  Recognition  of  reinsurance premium  rates  related to these  changes  must be  determined  within  the  120-day  period.  If the underwriting  change  or  rate  change  is  unacceptable  to  either  party,  this  Agreement  may be unilaterally  terminated for acceptance of new business with a 90-day written  termination  notice to the other party.

b.       RESIDENCE.  To be  eligible  for  automatic  reinsurance,  each  insured  must either be a resident of the
              United States or Canada at the time of issue.

c.       OCCUPATION.  To be eligible for automatic  reinsurance,  the insured must not be employed in an occupation as shown in the Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  ACCEPTANCE LIMIT. For any policy to be reinsured under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.       JUMBO LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.       MINIMUM  CESSION.  The minimum amount of  reinsurance  per cession that THE REINSURER will accept is shown in Schedule A.

g.       FACULTATIVE  QUOTES.  The risk shall not have been  submitted on a  facultative  basis to THE REINSURER or any other reinsurer.

7.       PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For  any  policy  reinsured  under  automatic  reinsurance,   the  portion
              reinsured is shown in Schedule A.

b.       AUTOMATIC PORTION RETAINED.  THE COMPANY will retain, and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

8.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and delivered,  THE COMPANY will submit all relevant  individual policy information, as defined in Schedule C, in its next statement to THE REINSURER.

9.       COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement  of THE  REINSURER's  reinsurance  coverage  on any  policy  or  pre-issue  risk  under  this
         Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  THE  REINSURER's  reinsurance  coverage for any policy that is issued on or after
              March 1, 2003 that is ceded  automatically  under this Agreement will begin  simultaneously  with THE
              COMPANY's  contractual liability for the policy reinsured.  THE REINSURER's  reinsurance coverage for any policy that is issued  prior to March 1, 2003 that is ceded  automatically  under this  Agreement will begin on March 1, 2003.  In either  instance,  no  coverage  will begin  prior to March 1, 2003.
              Reinsurance  coverage for all policies that are ceded  automatically  under this  Agreement  will end simultaneously with THE COMPANY's contractual liability for the policy reinsured.

              In addition,  THE REINSURER will be liable for benefits paid under THE COMPANY's  conditional receipt or temporary  insurance agreement if all of the conditions for automatic  reinsurance  coverage under
              Section 6 of this  Agreement  are met. THE  REINSURER's  liability  under THE  COMPANY's  conditional receipt or temporary  insurance  agreement is limited to the lesser of (1) THE REINSURER's  reinsured portion of the face amount of the policy and (2) $100,000.

b.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under THE COMPANY's  conditional receipt or temporary  insurance  agreement will be effective once all initial  medical exams and tests have been completed.  The  pre-issue  liability  applies  only once on any given life at one time no matter how many conditional  receipts or temporary insurance  agreements are in effect.  After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

10.      REINSURANCE PREMIUM RATES

a.       LIFE  REINSURANCE.  The reinsurance  premiums per $1000 are shown in Schedule B. Reinsurance  premiums for renewals  are  calculated  using (1) the issue  age,  (2) the  duration  since  issuance  and (3) the current underwriting classification.

b.       RATES NOT  GUARANTEED.  The  reinsurance  premium rates are not  guaranteed.  THE  REINSURER  reserves the right to  change  the  rates at any  time.  If THE  REINSURER  changes  the  rates,  it will give THE
              COMPANY  a 90-day  prior  written  notice of the  change.  Any  change  applies  only to  reinsurance premiums due after the expiration of the notice period.

11.      PAYMENT OF REINSURANCE PREMIUMS

a.       PREMIUM DUE. For each policy  reinsured under this Agreement,  reinsurance  premiums are payable  annually in  advance.  These  premiums  are due on the  issue  date and each  subsequent  policy  anniversary.
              Within 30 days after the close of each  reporting  period,  THE  COMPANY  will send THE  REINSURER  a statement  of account  for that period  along with  payment of the full  balance  due. On any payment date,  monies  payable  between THE REINSURER  and THE COMPANY under this  Agreement may be netted to determine  the payment due. This offset will apply  regardless  of the  insolvency of either party as described  in  Section  22.  If the  statement  of  account  shows a  balance  due THE  COMPANY,  THE
              REINSURER  will remit that  amount to THE  COMPANY  within 30 days of  receipt  of the  statement  of account.  All financial  transactions  under this Agreement will be in United States dollars.  If the reinsurance  premium  amounts  cannot be determined on an exact basis by the dates  described  below, such payments will be paid in accordance with a mutually  agreed upon formula which will  approximate the actual  payments.  Adjustments  will then be made to reflect actual amounts when such information is available.

b.       DELAYED  PAYMENT.  If reinsurance  premiums are 90 days past due, THE REINSURER may charge interest on the
              amount  due  at  an  interest   rate  not  to  exceed  the  London   Interbank   Offer   Rate,   U.S.
              Denomination-Fixed Three-month, (LIBOR), as of when the payment was due.

c.       FAILURE TO PAY PREMIUMS.  The Payment of  reinsurance  premiums is a condition  precedent to the liability of THE REINSURER for reinsurance  covered under this Agreement.  If reinsurance  premiums are 90 days past due, for reasons  other than those due to error or omission as defined  below in Section 21, the premiums will be considered in default and THE REINSURER may terminate the  reinsurance  by providing a 30-day prior  written  notice,  provided  payment is not received  within that 30-day  period.  THE
              REINSURER  will have no further  liability  as of the  termination  date.  THE COMPANY will be liable for the prorated  reinsurance  premiums to the termination  date. THE COMPANY agrees that it will not force termination  under the provisions of this paragraph solely to avoid the recapture  requirements or to transfer the block of business reinsured to another reinsurer.

              At the end of this 30-day period,  THE  REINSURER's  liability will  automatically  terminate for all reinsurance on which balances remain due and unpaid,  including  reinsurance on which balances became due and unpaid during and after the 30-day notice period.

              Subject to Section 20, THE COMPANY may reinstate  reinsurance  terminated for non-payment of balances due at any time within 60 days following the date of  termination.  However,  THE REINSURER will have no liability for claims incurred between the termination date and the reinstatement date.

d.       PREMIUM  ADJUSTMENT.  If THE  COMPANY  overpays  a  reinsurance  premium  and THE  REINSURER  accepts  the overpayment,  THE  REINSURER's  acceptance  will not constitute or create a reinsurance  liability or increase  in any  existing  reinsurance  liability.  Instead,  THE  REINSURER  will be  liable to THE
              COMPANY  for a credit  in the  amount of the  overpayment.  If a  reinsured  policy  terminates,  THE
              REINSURER  will  refund the excess  reinsurance  premium.  This  refund  will be on a prorated  basis without  interest  from the date of  termination  of the  policy  to the date to which a  reinsurance premium has been paid.

12.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

13.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the  "Parties",  or singularly  the "Party", hereby enter into an election  under Treasury  Regulations  Section  1.848-2(g)  (8) as promulgated  under the Internal  Revenue  Code, as found in Title 26 of the United  States Code,  hereinafter  referred to as the  Regulations  and the IRC. Both parties agree to make the election  contemplated by this Section 13 by timely attaching to their U.S. tax returns the schedule  contemplated by Section  1.848-2(g)(8)(ii) of the
         Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this Agreement,  the party with the net positive consideration,  as defined in the  regulations  , will  capitalize  specified  policy  acquisition  expenses  with  respect to this
              Agreement without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this  Agreement  each year to insure  consistency  or as otherwise  required by the Internal  Revenue
              Service;

c.       THE COMPANY will submit to THE REINSURER by May 1 of each year its  calculation  of the net  consideration for the preceding calendar year.

d.       THE REINSURER  may contest such  calculation  by providing an  alternative  calculation  to THE COMPANY in writing  within 30 days of THE  REINSURER's receipt of THE COMPANY's  calculation.  If THE REINSURER does not so notify THE COMPANY,  THE  REINSURER  will report the net  consideration  as determined by
              THE COMPANY in THE REINSURER's tax return for the previous calendar year;

e.       If THE REINSURER  contests THE COMPANY's  calculation  of the net  consideration,  the parties will act in good faith to reach an agreement as to the correct  amount  within 30 days of the date THE  REINSURER submits its  alternative  calculation.  If THE COMPANY and THE  REINSURER  do not reach  agreement on the net amount of consideration  within such 30-day period,  then the net amount of consideration for such year shall be determined by an independent  accounting  firm  acceptable to both THE COMPANY and
              THE REINSURER within 20 days after the expiration of such 30-day period.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective  for the 2003 calendar tax year and will be effective for all subsequent  taxable years for which this Agreement  remains in effect.

         THE REINSURER and THE COMPANY  represent and warrant that they are subject to U.S.  taxation  under either
         Subchapter  L of Chapter 1, or Subpart F of  Subchapter  N of Chapter 1 of the  Internal  Revenue  Code of
         1986, as amended.

14.      REPORTS

         The reporting  period is shown in Schedule A. For each reporting  period,  THE COMPANY will submit reports to THE REINSURER with information that is substantially  similar to the information  displayed in Schedule
         C.

         In addition,  the reports  will  include a billing and  accounting  summary and a policy  exhibit  summary similar to the reports shown in Schedule D.

         Within 15 business  days after the end of each  calendar  year,  THE COMPANY will submit a reserve  credit summary  similar to that shown in Schedule D. THE COMPANY  will also submit this  reserve  credit  summary within 10 business days after the end of each other calendar quarter.

15.      RESERVES FOR REINSURANCE

         See Schedule A.

16.      CLAIMS

a.       NOTIFICATION  OF CLAIMS.  THE COMPANY will notify THE REINSURER as soon as reasonably  possible  after THE
              COMPANY  receives  a claim  for a policy  reinsured  under  this  Agreement.  After THE  COMPANY  has received  all  proper  claim  proofs and paid the  claim,  THE  COMPANY  will send THE  REINSURER  an itemized  statement  of  amounts  due THE  COMPANY  under  this  Agreement  along  with all  relevant information  with respect to the claim  including  the claim proofs.  However,  claim proofs will not be required by THE  REINSURER  on  non-contestable  claims if THE  REINSURER's  net amount at risk is less than or equal to  $100,000  and THE  COMPANY  has paid the  claim in full.  In such  cases,  THE
              COMPANY will provide THE REINSURER with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS.  As soon as THE  REINSURER  receives  proper claim notice and any required proof  of the  claim,  reinsurance  benefits  are due  and  payable  to THE  COMPANY.  THE  COMPANY's contractual  liability for claims is binding on THE  REINSURER.  The maximum  benefit  payable to THE
              COMPANY for each reinsured  policy is the amount  specifically  reinsured with THE REINSURER.  In the event that  reinsurance  benefits are sixty days past due, THE COMPANY may recapture the  reinsurance as  described  in Section 19. If THE  REINSURER  intends to dispute its  liability  with respect to a claim, THE REINSURER shall promptly notify THE COMPANY in writing of its intention.

c.       CLAIM  SETTLEMENTS.  THE COMPANY will use its standard claim practices and guidelines in the  adjudication of all claims on policies  reinsured under this  Agreement.  THE COMPANY will advise THE REINSURER of its  intention to contest a claim  involving a policy  reinsured  hereunder and provide THE REINSURER with  copies of all  relevant  documents.  THE  REINSURER  may  choose not to  participate  in such a contested  claim.  THE  REINSURER  will have 10  business  days to  communicate  to THE  COMPANY  its
              decision  whether  to  participate  in  the  contested  claim.  If  THE  REINSURER   chooses  not  to
              participate,  it will fulfill its obligation by immediately  paying to THE COMPANY the full amount of
              THE REINSURER's  liability on the portion of the policy  reinsured under this Agreement,  and will be relieved  of all future  liability  on the claim and will not share in any  subsequent  reduction  on liability.  If THE  REINSURER  chooses  to  participate,  and  THE  COMPANY's  contest  results  in a reduction or increase in  liability,  THE REINSURER  will share in any such  reduction or increase in proportion to its share of the risk on the  contested  policy.  THE COMPANY will promptly  notify THE
              REINSURER of any legal proceedings against THE COMPANY.

d.       CLAIM  EXPENSES.  THE  REINSURER  will pay its  share of any  interest  paid by THE  COMPANY  on any claim payment.  THE REINSURER will not reimburse THE COMPANY for the routine  expenses and  compensation of officers and employees of the COMPANY.  In addition,  except as stated in the previous  sentence,  if
              THE  REINSURER  has chosen to  participate  in a  contest,  THE  REINSURER  will pay its share of the unusual  expense of  adjudicating  contestable  claims,  which  expense was  incurred by THE COMPANY, including  investigation  expenses  and  compensation  expenses  charged  by  THE  COMPANY's  Special
              Investigation  Unit.  Such Special  Investigation  Unit  expenses  will not increase more than 5% per year of the  current  hourly  rate  ($39  for  2003) of  contestable  claim  investigation.  The term
              "unusual expense" shall mean all expenses of THE COMPANY  associated with the contestable claim other than normal and customary claim  administration  expenses that are commonly  incurred with the normal and customary  settlement of non-contestable  claims.  Notwithstanding  the above, THE REINSURER will be liable for any portion of interest or unusual  expenses until such time as THE REINSURER  notifies
              THE COMPANY of its  decision not to  participate  in the contest.  THE  REINSURER  will not be liable for any  portion of  interest  or unusual  expenses  for any period of time after THE  REINSURER  has notified THE COMPANY of its  decision not to  participate  in a contested,  compromised  or litigated claim.  THE  REINSURER  will not  reimburse  expenses  incurred by THE COMPANY in  connection  with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

e.       EXTRACONTRACTUAL  DAMAGES.  In no  event  will THE  REINSURER  participate  in  punitive  or  compensatory damages  which are awarded  against THE COMPANY as a result of an act,  omission or course of conduct committed  by THE COMPANY in  connection  with the  insurance  under this  Agreement.  THE  REINSURER will,  however,  pay its share of statutory  penalties awarded against THE COMPANY in connection with the insurance  reinsured under this Agreement.  The parties  recognize that  circumstances  may arise
              in  which  equity  would  require  THE  REINSURER,   to  the  extent   permitted  by  law,  to  share
              proportionately  in  certain  assessed  damages.  Such  circumstances  are  difficult  to  define  in advance,  but generally  would be those  situations in which THE REINSURER was an active party and in writing either  directed,  consented to, or ratified the act,  omission,  or course of conduct of THE
              COMPANY which  ultimately  results in the  assessment of punitive  and/or  compensatory  damages.  In such  situations,  THE  COMPANY and THE  REINSURER  would share such  damages  assessed in  equitable proportions.

              For purposes of the provision, the following definitions will apply:

              "Punitive  Damages" are those damages awarded as a penalty,  the amounts of which are not governed or fixed by statute;

              "Statutory  Penalties"  are those  amounts that are awarded as a penalty,  but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate  for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

17.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an  application  or a death of an  insured  by  suicide  results in the return of policy  premiums by THE COMPANY  under the policy  rather than payment of policy  benefits,  THE
         REINSURER will, in lieu of any other  reinsurance  benefit,  refund all of the  reinsurance  premiums paid for that policy to THE COMPANY.  If there is an adjustment  for a  misrepresentation  or  misstatement  of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

18.      POLICY CHANGES

a.       NOTICE.  If a reinsured policy is changed as described  below, a corresponding  change will be made in the reinsurance  for that policy.  THE COMPANY will notify THE  REINSURER of the change in THE  COMPANY's next report as stated in Section 14.

b.       INCREASES.  If a request  for an increase in the amount of  insurance  is made for a reinsured  policy and the insured  meets THE  COMPANY's  underwriting  requirements  and THE COMPANY  approves the increase under the policy,  then the amount of  reinsurance  under this  Agreement  will be adjusted as of the effective date of the increase,  not to exceed the Automatic  Acceptance  Limits and the Jumbo Limits
              shown in Schedule A.

              If a request  for an increase is made for a  reinsured  policy and the  insured  meets THE  COMPANY's underwriting  requirements and a new policy is issued for the higher amount,  then reinsurance  under the old policy will cease as of the  effective  date of the  change,  and  reinsurance  under the new policy will commence as of the policy date of the new policy.

              If a request  for an  increase in a  reinsured  policy is granted  without  the  insured  meeting THE
              COMPANY's underwriting requirements, then reinsurance on the increase will not be allowed.

              If a reinsured  policy is increased as a result of a conversion  from term insurance and the increase is granted  without the insured meeting THE COMPANY's  underwriting  requirements,  then  reinsurance will cease as of the effective date of the change.

c.       REDUCTION OR  TERMINATION.  If the amount of insurance on a reinsured  policy is reduced,  the reinsurance will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a  reinsured  policy is changed  to another  plan of  insurance  that is not  currently reinsured  under this  Agreement  as defined in Schedule A, then THE COMPANY  will  recapture in full the coverage  reinsured  under this  Agreement,  and the  reinsurance  will cease with respect to the policy as of the effective date of the change.

              If a policy that is not reinsured  under this Agreement is changed to a plan that is reinsured  under this  Agreement  as  defined  in  Schedule  A and the  insured  has met  THE  COMPANY's  underwriting requirements  for the plan change,  then  reinsurance  will commence as of the policy date of the new plan.

e.       DEATH BENEFIT  OPTION  CHANGES.  If the death benefit  option under a reinsured  policy is changed and the face amount of insurance is either  increased or decreased,  the net amount at risk  reinsured  under this Agreement after the change will be the same as before the change.

f.       REDUCED  PAID-UP  INSURANCE.  If any policy  reinsured  under this Agreement is changed to Reduced Paid-Up
              Insurance,  the net amount at risk reinsured will be adjusted as appropriate and reinsurance  will be continued in accordance with the provisions of the underlying  policy.  Reinsurance  payments for the adjusted policy will be calculated using (1) the issue age of the original  policy,  (2) the duration since issuance of the original policy and (3) the underwriting  classification  immediately  prior to the change to Reduced Paid-Up Insurance.

19.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to  recapture  in full the  coverage reinsured under this Agreement following the occurrence of any of the following events:

a.       Non-payment of undisputed reinsurance claims that are sixty days past due from THE REINSURER.

b.       Material  breach of any term and  condition of this  Agreement if such breach is not cured within a period of at least sixty  calendar  days  following  the delivery of notice of such failure from THE COMPANY to THE REINSURER.

c.       THE REINSURER is deemed insolvent as described in Section 22.

d.       The occurrence of a "Risk Trigger Event" as defined in Schedule A of this Agreement.

e.       A change in premium rates on existing business that is unacceptable to THE COMPANY.

f.       A change  in  ownership  or  control  of THE  REINSURER  if the  change  results  in the new  owner of THE
              REINSURER  not having a Qualified  Rating from at least one of the Major  Rating  Agencies  (shown in the chart in  Schedule  A,  Section  10),  which is at least as high as the  Qualified  Rating of THE
              REINSURER.

g.       Any  representation  or warranty made by THE  REINSURER  under this  Agreement  proves to be untrue in any material respect.

         In  addition,  after the  twentieth  policy  anniversary,  THE  COMPANY may elect to  recapture  all or an appropriate  portion of the coverage  reinsured  under this Agreement to reflect  increases in the maximum retention  limits for THE  COMPANY  and all of its  affiliates,  collectively,  subsequent  to the date of policy issue.  These maximum  retention  limits as of the  effective  date of this  Agreement are equal to the amounts  shown in the Risk  Retention  Limits  table shown in Schedule A. The portion of the  coverage that may be recaptured  would be directly  related to the increase in the limits.  To  illustrate,  if the maximum  retention  limits  are  increased  by 100%,  then the  portion  that may be  recaptured  from all reinsurers of the policies  reinsured  under this Agreement  would be equal to 100% of the portion of each reinsured  policy that is retained by THE COMPANY.  Furthermore,  the portion that may be recaptured  from
         THE REINSURER  would be determined as THE  REINSURER's  prorata share of the total portion  reinsured with all reinsurers.

         If THE  COMPANY  elects to  recapture  the risks ceded to THE  REINSURER  under this  Agreement  as stated
         above,  it will do so by giving  written notice to THE  REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured, effective  as of the date  specified  in THE  COMPANY's  notice.  If THE  COMPANY  does not specify in the written  notice the date that such  recapture is to be effective,  then the  recapture  shall be effective immediately upon THE REINSURER's receipt of the notice.

         If a policy is recaptured,  THE REINSURER will pay THE COMPANY the unearned  reinsurance premium within 30 days following the date of recapture.  THE REINSURER shall not be liable,  under this  Agreement,  for any claims  incurred  on or after the date of  recapture,  but shall  remain  liable for all  claims  incurred prior to the date of recapture.

         No  exercise  by THE  COMPANY  of any  recapture  right will give rise to any  claims  for  damages,  lost profits,  or other form of  compensation  to THE  REINSURER,  other than payment of a prorated sum for any amount  that  might  be due and  owing  under  the  reinsurance  treaty  up to the  effective  date of the recapture.

20.      REINSTATEMENTS

         a.   AUTOMATIC  REINSTATEMENT.  If THE  COMPANY  reinstates  a  policy  that was  originally  ceded to THE
              REINSURER as  automatic  reinsurance  using  conventional  underwriting  practices,  THE  REINSURER's reinsurance for the policy shall be reinstated.

         b.   PREMIUM  ADJUSTMENT.  Reinsurance  premiums for the interval  during which the policy was lapsed will be paid to THE REINSURER on a YRT basis by THE COMPANY.

21.      ERRORS AND OMISSIONS

         If either THE REINSURER or THE COMPANY  fails to comply with any of the terms of this  Agreement and it is shown  that the  failure  was  unintentional  or the  result of a  misunderstanding  or an  administrative oversight on the part of either  party,  this  Agreement  will remain in effect.  If the failure to comply changes the operation or effect of this  Agreement,  both parties will be put back to the  positions  they would have occupied if the failure to comply had not occurred.

         THE  REINSURER  will  not,  however,  be  responsible  for  THE  COMPANY's  errors  in  administering  the reinsurance,  if such errors arise from gross  negligent or  deliberate,  wrongful acts in  administration by THE COMPANY.  If either party  discovers  that THE COMPANY has failed to cede  reinsurance  as provided in this Agreement, or failed to comply with reporting  requirements,  THE REINURER may require THE COMPANY to audit its records for similar  errors and to take the actions  necessary to avoid similar errors in the future.

22.      INSOLVENCY

         For the purpose of this  Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if it does one or more of the following:

a.       A court-appointed receiver, trustee, custodian,  conservator,  liquidator,  government official or similar officer takes possession of the  property or assets of either THE COMPANY or THE REINSURER; or

b.       Either  THE  COMPANY  or  THE   REINSURER  is  placed  in   receivership,   rehabilitation,   liquidation,
              conservation,  bankruptcy  or  similar  status  pursuant  to the laws of any  state or of the  United
              States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to rehabilitate or an order to liquidate as  defined  by the  insurance  code  of the  jurisdiction  of the  domicile  of THE  COMPANY  or THE
              REINSURER, as the case may be.

         In the event that THE COMPANY is deemed  insolvent,  all  reinsurance  claims payable  hereunder  shall be payable by THE  REINSURER on the basis of THE COMPANY's  liability  under the policies  reinsured  without diminution  because of the  insolvency  of THE  COMPANY.  Such  claims  shall be payable by THE  REINSURER directly to THE COMPANY, its liquidator or statutory  successor.  It is understood,  however,  that in the event of such  insolvency,  the  liquidator  or receiver or statutory  successor of THE COMPANY shall give written  notice to THE  REINSURER  of the  pendency of a claim  against  THE  COMPANY on a risk  reinsured hereunder  within a reasonable  time after such claim is filed in the insolvency  proceeding.  Such notice shall indicate the policy  reinsured and whether the claim could involve a possible  liability on the part of THE  REINSURER.  Failure  to  give  such  notice  of the  pendency  of a claim  shall  not  excuse  the obligation of THE REINSURER unless it is  substantially  prejudiced  thereby.  During the pendency of such claim,  THE REINSURER may  investigate  such claim and  interpose,  at its own expense,  in the proceeding where such claim is to be adjudicated,  any defense or defenses it may deem available to THE COMPANY,  its liquidator,  receiver or statutory  successor.  It is further understood that the expense thus incurred by
         THE  REINSURER  shall be  chargeable,  subject  to court  approval,  against  THE  COMPANY  as part of the expense of  liquidation  to the extent of a  proportionate  share of the  benefit  which may accrue to THE
         COMPANY solely as a result of the defense undertaken by THE REINSURER .

         In the event THE  REINSURER  is deemed  insolvent,  THE  REINSURER  will be bound by any legal  directions imposed by its  liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such  legal  directions,  THE  COMPANY  shall  have the right to cancel  this  Agreement  with  respect to occurrences  taking place on or after the date THE REINSURER  first  evidences  insolvency.  Such right to cancel  shall be exercised  by  providing  THE  REINSURER  (or its  liquidator,  conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's  intent to recapture  ceded business.  If THE
         COMPANY  exercises such right to cancel and recapture  ceded  business,  such election shall be in lieu of any  premature  recapture  fee.  Upon such  election,  THE  COMPANY  shall be under no  obligation  to THE
         REINSURER,  its  liquidator,  receiver or statutory  successor;  however,  THE REINSURER,  its liquidator, receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

23.      ARBITRATION

         a.   GENERAL.  All disputes and  differences  under this Agreement that cannot be amicably  agreed upon by the parties shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret this  Agreement  and, in doing so, will consider the customs and practices of the life  insurance and life reinsurance  industry.  The arbitrators will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are  relieved of all judicial  formalities  and may abstain from  following the strict rules of law. The  arbitration  shall take place within the United
              States.

         b.   NOTICE.  To initiate  arbitration,  one of the  parties  will  notify the other,  in writing,  of its desire to  arbitrate.  The notice  will state the nature of the  dispute  and the  desired  remedies.
              The party to which the notice is sent will respond to the  notification  in writing within 10 days of receipt of the notice.  At that time, the responding  party will state any additional  dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.   Arbitration  will  be  heard  before  a  panel  of  three  disinterested   arbitrators.   The
              arbitrators  will be current or former  executive  officers or  employees  of life  insurance or life reinsurance  companies;  however,  these  companies will not be either party to this Agreement or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of  the appointment  of these  arbitrators  will be given by each party to the other party  within 30 days of the date of mailing of the notification  initiating the arbitration.  These two arbitrators  will, as soon as  possible,  but no longer  than 45 days  after the date of the  mailing  of the  notification initiating the arbitration, then select the third arbitrator.

              Should  either  party fail to appoint an  arbitrator  within 30 days after the other  party has given written  notice of its  arbitrator  appointment,  the party  that has given  notice may  appoint  the second  arbitrator.  Should the two initial  arbitrators  be unable to agree on the choice of a third arbitrator,  each arbitrator will nominate three candidates,  two of whom the other will decline, and the  decision  will be made by drawing lots on the final  selection.  If this  candidate  declines to serve as the  arbitrator,  then the candidate  last  eliminated  will be  approached  to serve.  This process  will be  repeated  until a  candidate  has  agreed  to serve as the third  arbitrator.  Once chosen,  the three  arbitrators  will have the  authority to decide all  substantive  and  procedural issues  by a  majority  vote.  The  arbitration  hearing  will  be  held  on the  date  fixed  by the arbitrators  at a location  agreed  upon by the  parties.  In no event will this date be later than 6 months  after  the  appointment  of the  third  arbitrator.  The  arbitrators  will  issue a  written decision  from which there will be no appeal.  Either  party may reduce  this  decision to a judgment before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the arbitrator  appointed by that party,  and all other  expenses  connected  with the  presentation  of its own case.  The two parties  will share equal cost of the third arbitrator, unless the arbitrators decide otherwise.

24.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

25.      REPRESENTATIONS AND WARRANTIES

         Each party  represents  and  warrants to the other  party that it is solvent on a  statutory  basis in all states in which it does  business or is  licensed.  Each party  agrees to promptly  notify the other if it is  subsequently  financially  impaired.  Each party affirms that it has and will continue to disclose all matters  material to this  Agreement and each cession.  Examples of such matters are a material  change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of New Jersey.
b.       It is empowered  under  applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all  requisite  corporate  proceedings  to  authorize it to enter into and perform the duties contemplated in this Agreement.
d.       It has obtained any and all  regulatory  approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized  action that would encourage the  policyholders  whose policies are reinsured under this Agreement to surrender,  reduce or otherwise  terminate  their existing  coverages  either through  direct or indirect  acts,  including  but not  limited  to, a plan of internal  replacement, without the consent of THE REINSURER.
f.       THE COMPANY  acknowledges  that THE  REINSURER  is entering  into this  Agreement  in reliance  upon these representations and warranties of THE COMPANY.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of Delaware.
b.       It is empowered  under  applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all  requisite  corporate  proceedings  to  authorize it to enter into and perform the duties contemplated in this Agreement.
d.       It has obtained  any and all  regulatory  approvals  as may be required  for THE  REINSURER to provide the reinsurance covered hereunder.
e.       As part of THE  COMPANY's  due  diligence  process,  THE  REINSURER  has provided a completed  copy of the
              Reinsurance  Carrier  Fact Sheet,  a copy of which is attached  in  Schedule E. THE  REINSURER  will, from time to time,  update the  information  included in The  Reinsurance  Carrier  Fact  Sheet.  The information  included  in the  Reinsurance  Carrier  Fact Sheet is true and  accurate  as of the date shown on the Fact Sheet.
f.       THE  REINSURER  acknowledges  that THE  COMPANY is entering  into this  Agreement  in reliance  upon these representations  and warranties of THE REINSURER,  and THE REINSURER  agrees that THE COMPANY's right of recapture  under  Section 19 of this  Agreement  will be triggered  if, at any point in the future during the term of this  Agreement,  these  representations  and  warranties  are no longer  true and correct.

26.      CONFIDENTIALITY

         THE REINSURER and THE COMPANY agree to regard and preserve as  confidential  all  information and material which is related to the  reinsured  business  and/or  customers  that may be  obtained  by the other party from any source as a result of this  Agreement.  Neither  party will,  without  first  obtaining the other party's prior written consent,  disclose to any person, firm or enterprise,  or use for its own benefit or for the benefit of any third party any  Confidential  Information or Customer  Information.  "Confidential
         Information" includes, but is not limited to any and all financial data, statistics,  programs,  research, developments,  information  relating to insurance and  financial  products,  planned or existing  computer systems  architecture  and  software,  data,  and  information  of  either  party as well as  third  party confidential  information  to which the other  party  has  access.  "Customer  Information"  includes  all information  provided  by or at the  direction  of THE  COMPANY  about a  customer  of THE  COMPANY or any affiliates of THE COMPANY,  including but not limited to name, address,  telephone number,  email address, account or policy information, and any list or grouping of customers.

         Notwithstanding  the  foregoing,  the  provisions of Section 26 shall not apply with respect to disclosing of the Product,  the  Specifications  and/or  Confidential  Information which is or becomes publicly known through no wrongful act of either party;  or is received from a third party  without  similar  restriction and without breach of this Agreement;  or is  independently  developed by either party; or is approved for release by  written  authorization  of the other  party;  or is placed in or  becomes  party of the public domain  pursuant  to or by  reason of  operation  of law.  The  foregoing  exceptions  do not apply to the disclosure  of Customer  Information,  which may not be  disclosed  without THE  COMPANY's  prior  written consent.

27.      MEDICAL INFORMATION BUREAU

         THE REINSURER is required to strictly  adhere to the Medical  Information  Bureau  Rules,  and THE COMPANY
         agrees to abide by these Rules,  as amended from time to time.  THE COMPANY will not submit a  preliminary notice,  application for  reinsurance,  or reinsurance  cession to THE REINSURER  unless THE COMPANY has a signed, currently required Medical Information Bureau authorization.

28.      GOVERNING LAW

         This  Agreement  shall be governed  by the laws of the State of New Jersey  without  giving  effect to the principles of conflicts of laws thereof.

29.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

30.      ACCESS TO  RECORDS

         THE REINSURER and THE COMPANY, or their duly authorized representatives, will have the right to inspect original papers, records, and all documents relating to the business reinsured under this Agreement including underwriting, claims processing, and administration.  Such access will be provided during regular business hours at the office of the inspected party.

31.      SEVERABILITY

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement.

32.      OFFSET

         Any debts or credits, in favor of or against either THE REINSURER or THE COMPANY with respect to this
         Agreement are deemed mutual debts or credits and may be offset and only the balance will be allowed or paid.

         The right of offset will not be affected or diminished because of the insolvency of either party.

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of March 1, 2003.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                   SCOTTISH RE (U.S.), INC.
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                       By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                          By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                    SCHEDULE A

                                               REINSURANCE COVERAGE
-------------------------------------------------------------------------------------------------------------------

1.       PLANS REINSURED:

         This Agreement covers the following plans:

o        PruLife  Universal (UL) - Policies  issued by THE COMPANY (Form Number UL-2000 and all state  variations), including in force policies with issue dates back to April 30, 2000.
o        PruLife  Custom  Premier (VUL II) - Policies  issued by THE COMPANY  (Form  Number  VUL-2000 and all state variations), including in force policies with issue dates back to April 30, 2000.
o        Target Term Rider (TTR) issued by THE COMPANY (currently available on VUL II policies)

         Excluded from  reinsurance  under this Agreement are the Waiver of Premium and  Accidental  Death Benefits
         included in the above  reinsured  policies.  Also  excluded  from  reinsurance  under this  Agreement  are
         riders  that  provide   additional  life  insurance  on  the  lives  of  any  dependent  children  of  the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

2.       AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

         THE REINSURER will automatically reinsure an amount equal to 10% of the net amount at risk related to the face amount of insurance up to the First Layer of Coverage amounts shown in Schedule A, Section 4.B.
         below.

         The net amount of risk is determined as of the issue date and each  subsequent  policy  anniversary and is defined as the death benefit minus the contract fund.

3.       AUTOMATIC RETENTION LIMIT:

         THE COMPANY will retain at least 10% of the net amount at risk related to the face amount of insurance
         of each policy in the First Layer of Coverage, as defined in Schedule A, Section 4B.   THE COMPANY may
         cede up to 80% of the net amount at risk related to the face amount of insurance of each policy on a first-dollar quota share basis to other reinsurers.  In addition, THE COMPANY will retain 100% of the net amount at risk related to the face amount of insurance of each policy, in excess of the First Layer of Coverage.

4.       AUTOMATIC ACCEPTANCE LIMIT:

         A.  For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the
         Automatic Issue Limits shown in the following tables:

         US/Canadian Residents - No Foreign Travel - Non-Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:       0 - 65           $ 70,000,000                $ 65,000,000                 $ 43,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $ 57,000,000                $ 52,000,000                 $ 33,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $ 43,000,000                $ 40,000,000                 $ 22,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $ 25,000,000                $ 22,000,000                 $ 15,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $ 21,000,000                $ 18,000,000                 $ 11,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $ 13,000,000                $ 11,000,000                     None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90            $ 5,050,000                 $ 4,050,000                      None
          =========== =============== ========================= ============================= ============================

-------------------------------------------------------------------------------------------------------------------
         US/Canadian Residents - No Foreign Travel - Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:       0 - 65           $ 60,000,000                $ 60,000,000                 $ 43,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $ 47,000,000                $ 47,000,000                 $ 32,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $ 38,000,000                $ 38,000,000                 $ 22,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $ 22,000,000                $ 22,000,000                 $ 14,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $ 18,000,000                $ 18,000,000                 $ 10,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $ 11,000,000                $ 10,000,000                     None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90            $ 4,050,000                 $ 3,050,000                      None
          =========== =============== ========================= ============================= ============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E     Greater than Class E
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:    0 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         B.  For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:       0 - 65           $ 50,000,000                $ 35,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $ 40,000,000                $ 25,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $ 35,000,000                $ 15,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $ 15,000,000                $ 10,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $ 10,000,000                $ 5,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85            $ 5,000,000                     None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90            $ 1,500,000                     None
          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E     Greater than Class E
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:    0 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         C.  For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:       0 - 65           $ 5,000,000                 $ 3,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $ 4,000,000                 $ 2,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $ 3,500,000                 $ 1,500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $ 1,500,000                 $ 1,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $ 1,000,000                  $ 500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85             $ 500,000                      None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90             $ 150,000                      None
          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E     Greater than Class E
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:    0 - 70       $ 666,600           $ 500,000              None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75        $ 500,000           $ 333,300              None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

5.       JUMBO LIMIT:

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

         US/Canadian Residents- No Foreign Travel

          --------------------- ---------------------- ------------------ -------------------
                                No Substandard Rating     Class A - D        Class E - H
          --------------------- ---------------------- ------------------ -------------------
          ----------- --------- ---------------------- ------------------ -------------------
               Ages:  0 - 90         $70,000,000          $70,000,000        $70,000,000
          ----------- --------- ---------------------- ------------------ -------------------

         Note:  When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

         US/Canadian Residents - Foreign Travel

          --------------------- --------------------- ------------------- -------------------
                                   Preferred Best        Class A - E         Class E - H
          --------------------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
               Ages:   0 - 75       $35,000,000          $35,000,000             None
          ----------- --------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
                      76 - 90           None                 None                None
          ----------- --------- --------------------- ------------------- -------------------

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       REPORTING PERIOD:

         The reporting period will be monthly.

8.       MINIMUM CESSION:

         The minimum amount per cession that can be reinsured with THE REINSURER is $5,000.

9.       RESERVES FOR REINSURANCE:

         The  reinsurance  reserve is the  one-year  term  reserve on the  portion of each policy  reinsured.  This reserve will be calculated using 1980 CSO ultimate mortality and 4½% interest.

10.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that any of the following has occurred:

(1)      THE REINSURER's  Adjusted Capital, at any point in the future,  falls to a dollar amount that is more than fifteen  percent (15%) lower than the dollar  amount of Adjusted  Capital held by THE REINSURER as of the date of its financial statements most recently published prior to the date of this Agreement;

(2)      THE REINSURER does not maintain its status as a licensed or accredited reinsurer under the applicable laws and regulations of New Jersey and has not provided THE COMPANY with alternative security (such as a trust or letter of credit) that satisfies THE COMPANY's specific requirements and the current, applicable legal and regulatory requirements in New Jersey necessary to entitle THE COMPANY to take the maximum permissible credit on its statutory financial statements.

(3)      THE REINSURER no longer has in effect a Qualified Rating (as defined below) from at least one of the
              Major Rating Agencies shown in the chart below, which is at least as high as the minimum levels shown:

               ==================================== ===================================
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "Baa2" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poors Corporation         A rating of "BBB" or higher.
               ==================================== ===================================

         Definitions:

         "Adjusted  Capital" shall mean the following,  as applicable:  (i) statutory  surplus for Reinsurers  that report on a U.S.  statutory  reporting basis; (ii) GAAP equity minus deferred  acquisition costs (DAC) for
         Reinsurers  that report on a U.S.  GAAP or Canadian  GAAP  basis;  and (iii)  "capital  and  surplus"  for
         Reinsurers that report on any other  accounting basis (including the  International  Accounting  Standards
         (IAS) reporting basis).

         "Qualified  Rating" shall mean the issuance of an insurance company  long-term,  financial strength rating from one or more of the Major  Rating  Agencies  that  remains in effect,  that has not been  suspended or withdrawn,  and that was issued as a result of the full  interactive  ratings  review  process  (including interviews  with senior  management) by the Major Rating Agency in question.  (Use of the modifiers "Q" or
         "Pi" by S&P or any similar  indication that a rating is a "qualified" or "limited"  rating by any other of the Major Rating  Agencies means that the rating does not constitute a "Qualified  Rating" for purposes of this Agreement.)

b.       If at any point in the future during the term of this Agreement, either THE REINSURER's Adjusted Capital falls below the amount specified in clause (1) above, or THE REINSURER no longer has in effect a
              Qualified Rating as specified in clause (3) above, then THE COMPANY's right of recapture will be triggered unless THE REINSURER elects to, and does, provide, on a timely basis, security in the form of a Trust, for the benefit of THE COMPANY, that meets the requirements set forth in the
              'Trust Agreement Provisions' in the next Section of this Schedule A.  The Trustee of the Trust shall be a "qualified financial institution" as defined in NJSA 17:51B-1. Definitions.

11.      TRUST AGREEMENT PROVISIONS:

c.       Under the circumstances described in the last paragraph of Section 10 of this Schedule A, THE REINSURER may enter into, and maintain during the entire term of this Agreement, a Trust Agreement securing the Credit Amount, so as to avoid triggering THE COMPANY's right of recapture under Section 19.  If
              THE REINSURER enters into a Trust Agreement to establish a trust account securing the Credit
              Amount, the Trust Agreement must satisfy the requirements of subsections b., c., d., e., f., g., h.
              and i. below.  The Trustee of the Trust shall be a "qualified financial institution" as defined in
              NJSA 17:51B-1. Definitions.

d.       Fifteen days prior to the end of each calendar quarter or at any other time , THE COMPANY will determine
              and communicate the Credit Amount to THE REINSURER   The Credit Amount shall be an amount at least
              equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums. THE COMPANY will communicate this amount to THE
              REINSURER in order to enable THE REINSURER to ensure that the Trust is maintained with a sufficient balance.  All costs and expenses of maintaining the trust will be borne by THE REINSURER and will not be paid by any of the assets held in the Trust.

e.        THE REINSURER will deposit into the trust on or before a date agreed to by the parties Assets that cause the market value of the trust to meet or exceed 103% of the most recently communicated Credit
              Amount immediately prior to the date for the deposit of Assets into the Trust.  In addition, as provided by the Trust Agreement, THE REINSURER shall make future additional deposits into the Trust so as to cause the market value of the trust Assets at all times to meet or exceed 103% of the
              Credit Amount.  THE REINSURER shall make such deposit(s) within fifteen days of receiving notification of the Credit Amount.

f.       The assets deposited in the trust account shall be valued according to their current fair market value, and shall consist of only those instruments detailed within the Trust Agreement, provided that such investments are issued by an institution that is not a parent, subsidiary, or an affiliate of either THE COMPANY or THE REINSURER.  Within 3 days of a request from THE COMPANY, THE REINSURER shall provide a report setting forth the current fair market value of the trust assets.

g.       THE REINSURER shall, prior to depositing assets with the Trustee, execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that THE COMPANY, may, whenever necessary, negotiate any such assets without consent or signature from THE REINSURER or any other entity.

h.       All settlements of account between THE COMPANY and THE REINSURER shall be made in cash or its equivalent.

i.       THE REINSURER and THE COMPANY agree that the assets in the trust account may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized and applied by THE COMPANY or any successor by operation of law of THE COMPANY including, without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY, for the following purposes:

i.       To reimburse THE COMPANY for THE REINSURER's share of premiums returned to the owners of policies reinsured under this Agreement on account of cancellation of such policies;

ii.      To reimburse THE COMPANY for THE REINSURER's share of benefits or losses paid by THE COMPANY under the terms and provisions of the policies reinsured under this Agreement;

iii.     To fund an account with THE COMPANY in an amount at least equal to the deduction for reinsurance ceded from THE COMPANY's liabilities for policies ceded under this Agreement.  Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums;

iv.      To pay any other amounts THE COMPANY claims are due under this Agreement.

              All of the  foregoing  will be applied  without  diminution  because of insolvency on the part of THE
              COMPANY or THE REINSURER or the inability of THE COMPANY to pay all or any part of a claim.

              THE  COMPANY  agrees to return to THE  REINSURER  any  amounts  withdrawn  which are in excess of the actual  amounts  required  for i, ii and iii above,  or in the case of iv, such  amounts  that are in excess of the  amounts  ultimately  determined  to be due under  this  Agreement.  In  addition,  THE
              COMPANY shall make interest  payments to THE  REINSURER on amounts  withdrawn  pursuant to item (iii)
              above,  to the extent such  interest  is not needed to be  retained  to  maintain  the account at the
              Credit  Amount.  The rate of  interest  charged  will be equal to  MOODY's  30-Day  AAA Rate,  but no greater  than the Prime Rate of  interest  as  published  in Federal  Reserve  Bulletin.  The MOODY's
              30-Day AAA Rate and the Prime Rate shall be  determined  on the first  business  day of each month in which interest is payable.

              Following the receipt of a new Credit Amount, but prior to the start of the new calendar quarter,
              THE REINSURER shall have the right to seek approval from THE COMPANY to withdraw from the trust account a portion of the assets contained therein and to  transfer such assets to THE REINSURER, provided that after such withdrawal and transfer, the market value of the trust account is no less than one hundred and three percent (103%) of the  Credit Amount most recently communicated by THE
              COMPANY to THE REINSURER.

j.       The Trust shall remain in effect until the later of the termination of this Reinsurance Agreement or the full satisfaction and discharge of any and all liabilities and obligations owed by THE REINSURER to
              THE COMPANY, unless THE REINSURER and THE COMPANY mutually agree in writing to terminate the Trust
              at an earlier date. Notwithstanding any   provision contained in the Trust Agreement, THE REINSURER
              shall not seek to terminate the trust unless it has written permission from THE COMPANY. THE
              COMPANY shall not arbitrarily or unreasonably withhold such permission if another form of collateral acceptable to THE COMPANY is provided by THE REINSURER for the Credit Amount.

i.       Prior to THE REINSURER's  establishing or funding the Trust,  THE COMPANY shall submit the Trust Agreement to  applicable  state  regulatory  authorities  for approval,  if any such  approvals are required by state  insurance  law or  regulations.  THE  COMPANY  shall  promptly  inform THE  REINSURER  of such approval or of any changes to such documents required by regulatory authorities.

12.      RISK RETENTION LIMITS:

         The total amount of insurance retained on an individual life for THE COMPANY and its affiliates will not exceed the risk retention limits in the following tables.

         Non-Smokers

               ======================== ====================== ====================== ========================
                Issue Age of Insured    No Substandard Rating       Class A - D             Class E - H
               ------------------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                    Ages:    0 - 65          $30,000,000           $ 25,000,000            $ 15,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             66 - 70         $25,000,000           $ 20,000,000            $ 13,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             71 - 75         $15,000,000           $ 12,000,000            $ 10,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             76 - 80         $13,000,000           $ 10,000,000             $ 7,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             81 - 85         $9,000,000             $ 7,000,000             $ 5,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             86 - 90         $4,000,000             $ 3,000,000             $ 2,000,000
               =========== ============ ====================== ====================== ========================

         Smokers

               ======================== ====================== ====================== ========================
                Issue Age of Insured    No Substandard Rating       Class A - D             Class E - H
               ------------------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                    Ages:    0 - 65          $20,000,000           $ 20,000,000            $ 15,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             66 - 70         $15,000,000           $ 15,000,000            $ 12,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             71 - 75         $10,000,000           $ 10,000,000            $ 10,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             76 - 80         $10,000,000           $ 10,000,000             $ 6,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             81 - 85         $7,000,000             $ 6,000,000             $ 4,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             86 - 90         $3,000,000             $ 2,000,000             $ 2,000,000
               =========== ============ ====================== ====================== ========================

                                                    SCHEDULE B

                                          AUTOMATIC REINSURANCE PREMIUMS
-------------------------------------------------------------------------------------------------------------------

1.       STANDARD ANNUAL REINSURANCE PREMIUMS

         The  standard  annual  reinsurance  premiums  per  $1,000 of net  amount at risk for (1) all  cessions  of automatic  reinsurance  will be the product of the rates in the table  attached to this Schedule B and the following factors:

          ==================================================================
           Face amounts $100,000 and greater AND issue age 18 and greater
          ------------------------------------------------------------------
          -------------------- ---------------------------------------------
             Rating Class                         Factor
          -------------------- ---------------------------------------------
                      1                             .315
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      2                             .385
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      3                             .520
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      4                             .630
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      5                           1.030
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      6                           1.290
          ==================== =============================================

-------------------------------------------------------------------------------------------------------------------
          ==================================================================
              Face amount less than $100,000 OR issue age less than 18
          ------------------------------------------------------------------
          -------------------- ---------------------------------------------
             Rating Class                         Factor
          -------------------- ---------------------------------------------
                      1                             N/A
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      2                             N/A
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      3                             N/A
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      4                             .705
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      5                             N/A
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      6                           1.500
          ==================== =============================================

2.       SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         Substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).  For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The substandard extra annual reinsurance premiums per $1,000 for substandard issues will be the product of the base reinsurance premiums per $1,000 and the factor for the appropriate rating class.

         Note that this is the total premium per $1,000, including both the base and substandard premium.

         The factors are as follows:

         ============================ ==================================

                Rating Class                       Factor
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      A                             1.40
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      B                             1.65
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      C                             1.90
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      D                             2.25
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      E                             2.75
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      F                             3.25
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      G                             3.75
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      H                             4.50
         ============================ ==================================

3.      FLAT EXTRA REINSURANCE PREMIUMS

        The flat extra reinsurance premium per $1,000 will be the product of flat extra premiums charged by THE
        COMPANY and the factors in the following table:

         ===============================================================
                 Permanent Flat Extra Premiums (i.e., for more than 5
                                   years duration)
         ---------------------------------------------------------------
                     First year                      .25
         ----------------------------- ---------------------------------
         ----------------------------- ---------------------------------
                    Renewal year                     .90
         ============================= =================================

         ===============================================================
                   Temporary Flat Extra Premiums (i.e., for 5 years
                                  duration or less)
         ---------------------------------------------------------------
                        All years                       .90
         =================================== ===========================

4.      AGE BASIS

        Age Last Birthday.

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.